Exhibit 10.26

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 8 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 8 to Amended and Restated Master Repurchase Agreement, dated as of February 27, 2019 (this “Amendment”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and CALIBER HOME LOANS, INC. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of November 25, 2016 (as amended by Amendment No. 1, dated as of June 16, 2017, Amendment No. 2, dated as of December 13, 2017, Amendment No. 3, dated as of January 12, 2018, Amendment No. 4, dated as of February 2, 2018, Amendment No. 5, dated as of February 28, 2018, Amendment No. 6, dated as of June 22, 2018 and Amendment No. 7, dated as of September 18, 2018, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of November 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and the Pricing Letter, as applicable.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 deleting the definition of “LTV” in its entirety and replacing it with the following:

“LTV” shall mean (a) with respect to any Mortgage Loan other than a HARP Mortgage Loan or Agency High LTV Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property at origination, (b) with respect to any Mortgage Loan that is a HARP Mortgage Loan, the ratio of the original outstanding principal amount of the HARP Mortgage Loan to the Appraised Value of the Mortgaged Property as of the date such Mortgage Loan is funded as a refinanced Mortgage Loan under HARP 2.0 and (c) with respect to any Mortgage Loan that is an Agency High LTV Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property as of the date such Mortgage Loan is funded as a refinanced Mortgage Loan under the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

1.2 deleting the introductory paragraph to the definition of “Asset Value” in its entirety and replacing it with the following:

“Asset Value” shall, with respect to each Eligible Mortgage Loan or Agency Security, as of any date of determination, have the meaning specified under the heading “Asset Value” on (x) if Seller fails to meet the Minimum Buydown Threshold, Schedule 1-A and (ii) if Seller meets the Minimum Buydown Threshold, Schedule 1-B, in each case, to the Pricing Letter subject to modification pursuant to the terms below. Where a Purchased Asset may qualify for two or more Asset Values hereunder, unless otherwise expressly agreed to by the Buyer in writing, such Purchased Asset shall be assigned the lower Asset Value. Without limiting the generality of the foregoing, Seller acknowledges that:

1.3 adding the following definitions in their proper alphabetical order:

“Agency High LTV Mortgage Loan” shall mean a Mortgage Loan, which is secured by a first lien, and such Mortgage Loan (a) conforms to the requirements of an Agency for securitization or cash purchase and (b) has a LTV in excess of the amounts for Conforming Mortgage Loans but otherwise meets the requirements of the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership meeting the requirements of the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“FHA, VA and RD Streamlined Mortgage Loan” shall mean a refinance Mortgage Loan available to Mortgagors with existing FHA Loans, VA Loans and RD Loans and is the subject of an FHA Mortgage Insurance Certificate, VA Loan Guaranty Agreement or RD Loan Guaranty Agreement, as applicable.

“Settlement Threshold” shall have the meaning specified in the Pricing Letter.

SECTION 2. Representations. Section 10 of the Existing Repurchase Agreement is hereby amended by:

2.1 deleting subsection (n) in its entirety and replacing it with the following:

(n) Scheduled Indebtedness. All Indebtedness in excess of $[***] which is presently in effect and/or outstanding is listed on Schedule 3 hereto, as amended from time to time pursuant to the monthly Compliance Certificate (the “Scheduled Indebtedness”) and no defaults or events of default exist thereunder, which default or event of default entitles any party to require acceleration or prepayment of any Indebtedness thereunder. Seller shall give Buyer prompt notification if any Scheduled Indebtedness that is a repurchase agreement, warehouse facility or similar credit facility (in each case providing mortgage warehouse financing) or that is a servicing advance facility provides more favorable terms to the buyer with respect to any financial covenants covering the same or similar subject matter as the Financial Condition Covenants.

2.2 deleting subsection (w) in its entirety and replacing it with the following:

(w) Agency Approvals. With respect to each Agency Approval and to the extent previously approved, Seller is in good standing, with no event having occurred or that Seller reasonably believes could result in, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable Agency Approvals or require notification to the relevant Agency.

SECTION 3. Covenants. Section 11 of the Existing Repurchase Agreement is hereby amended by:

3.1 deleting subsection (c)(i)(C) in its entirety and replacing it with the following:

(c)(i)(C) any non-frivolous and credible litigation or proceeding that is pending or threatened in writing (a) against Seller in which the amount involved exceeds the Litigation Threshold and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect, (b) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (c) that questions or challenges compliance of any Mortgage Loan with the Ability to Repay Rule or QM Rule;

3.2 deleting subsection (c)(i)(D) in its entirety and replacing it with the following:

(c)(i)(D) as soon as reasonably possible, notice of any of the following events: (A) a material reduction in the insurance coverage of Seller, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of Seller; (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document or as otherwise contemplated herein) on, or claim asserted against, any of the Repurchase Assets; (D) the involuntary termination or involuntary nonrenewal of any warehouse facilities of Seller which have a maximum principal amount (or equivalent) available of more than the Facility Termination Threshold; (E) the reduction of any committed amounts of any warehousing facilities of Seller; (F) any Change in Control; and (G) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect; or

3.3 adding the following new subsection (c)(i)(E):

(c)(i)(E) within two (2) Business Days, (1) entering into any settlement with a Governmental Authority, or (2) the issuance of a consent order by any Governmental Authority, in which in the case of clauses (1) or (2), the fines, penalties, settlement amounts or any other amounts owed by the Seller Party thereunder exceeds the Settlement Threshold in the twelve (12) month period preceding the Termination Date; and

3.4 deleting subsection (x) in its entirety and replacing it with the following:

(x) Notice of Additional Indebtedness. Seller shall provide notice to Buyer of Seller entering into (i) any warehouse facility, mortgage servicing facility or servicing advance facility and (ii) any other Indebtedness in excess of $[***], in each case, pursuant to the monthly Compliance Certificate delivered under Section 11(d)(iv). For the avoidance of doubt, (x) Seller shall provide such notice to Buyer in the Compliance Certificate that is required to be delivered on or before the last calendar day of the current month in which Seller incurs any of the items set forth in clauses (i) and (ii) above and (y) upon receipt by Buyer of such notice, Schedule 3 hereto shall be deemed to be automatically amended to include such additional Indebtedness.

3.5 adding the following new subsection (ee) at the end thereof:

(ee) Beneficial Ownership Certification. Seller shall at all times either (i) ensure that the Seller has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects or (ii) deliver to Buyer an updated Beneficial Ownership Certification on the Compliance Certificate delivered following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects. To the extent Seller believes that it is excluded from the requirements of the Beneficial Ownership Regulation, Seller shall certify as such and provide the specific exclusion relied on.

SECTION 4. Events of Default. Section 12 of the Existing Repurchase Agreement is hereby amended by deleting subsection (e) in its entirety and replacing it with the following:

(e) Judgments. A judgment or judgments for the payment of money in excess of the Litigation Threshold in the aggregate, to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage, shall be rendered against the Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof, and Seller or any such Affiliate shall not, within said period of [***], or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

SECTION 5. Notices and Other Communications. Section 23 of the Existing Repurchase Agreement is hereby amended by deleting Buyer’s notice information in its entirety and replacing it with the following:

If to Buyer:

UBS AG, by and through its branch office at 1285 Avenue of the

Americas, New York, New York

1285 Avenue of the Americas

New York, NY 10019

Attention: Gary Timmerman

Telephone: (212) 649-8156

Facsimile: (212) 713-9640

Email: Gary.Timmerman@ubs.com

With a copy to:

Chad Eisenberger

Executive Director & Counsel

UBS Business Solutions LLC

1285 Avenue of the Americas

New York, NY 10019

Telephone: (212) 821-4885

Email: Chad.Eisenberger@ubs.com

And:

OL-SGMF-Business@ubs.com

SECTION 6. General Interpretive Principles. Section 35 of the Existing Repurchase Agreement is hereby amended by deleting the reference to Section 5-102(7) and replacing such reference with Section 1-201(b)(20).

SECTION 7. Representations and Warranties. Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting paragraphs (h), (k), (o), (r), (u), (hh), (oo), (qq), (fff) and (hhh) in their entirety and replacing them with the following:

(h) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae guides or by Freddie Mac, as well as all additional requirements set forth in the Approved Underwriting Guidelines. If required by the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without thirty (30) days’ prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

(k) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single or contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium or Co-op Unit in a low-rise or high-rise condominium or Co-op Project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home, provided, however, that any condominium or Co-op Unit or planned unit development shall not fall within any of the “Ineligible Projects” of part VIII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Approved Underwriting Guidelines. The Mortgaged Property is not raw land. In the case of any Mortgaged Properties that are manufactured homes (a “Manufactured Home Mortgage Loans”), (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae, Freddie Mac, FHA or VA requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Code and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.

(o) Full Disbursement of Proceeds. Other than any escrow holdbacks or renovation loans permitted by Agencies or by the FHA, VA or USDA, the Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

(r) LTV, PMI Policy. Conforming Mortgage Loans conform to Agency LTV limits. The LTV of the Conforming Mortgage Loan either (i) is not more than [***] or (ii) the excess over [***] of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Conforming Mortgage Loan is reduced to [***]. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Conforming Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Conforming Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. The LTV of any HARP Mortgage Loan is no greater than [***] if such Mortgage Loan is (i) a fixed-rate Mortgage Loan with a term in excess of [***], or (ii) an adjustable-rate Mortgage Loan with an initial fixed period greater than or equal to five years, unless otherwise approved by Buyer in its sole discretion. The LTV of any Agency High LTV Mortgage Loan meets the requirements of the

“High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

(u) No Mechanics’ Liens. Other than liens or claims permitted by the Agencies, FHA or VA, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(hh) Assumability. Other than with respect to adjustable rate Mortgage Loans, no Mortgage Loan is assumable.

(oo) Appraisal. Other than with respect to a Mortgage Loan that was originated with a duly executed property inspection waiver or other such similar document as required by the applicable Agency, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae, Freddie Mac or FHA and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated, or with respect to a HARP Mortgage Loan, a duly executed property inspection waiver, fieldwork waiver, or other such similar document as required by the applicable Agency.

(qq) Construction or Rehabilitation of Mortgaged Property. Other than with respect to [***] or any other specific Mortgage Loan acceptable to Buyer in writing, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(fff) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” or “revocable trust” and such “living trust” or “revocable trust” is in compliance with Fannie Mae, Freddie Mac, FHA, VA or USDA guidelines, as applicable, for such trusts.

(hhh) FICO Scores. Other than with respect to (i) [***], each Mortgage Loan has a non-zero FICO score.

SECTION 8.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

8.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i) this Amendment, executed and delivered by duly authorized officers, as applicable, of the Buyer and Seller; and

(ii) Amendment No. 12 to the Pricing Letter, executed and delivered by duly authorized officers, as applicable, of the Buyer and Seller.

SECTION 9. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 10. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 11. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 12. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 13. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 14. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 15. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/s/ Kimberly Browne
	Name:	Kimberly Browne
	Title:	Managing Director

By:	/s/ Chi Ma
	Name:	Chi Ma
	Title:	Director

CALIBER HOME LOANS, INC., as Seller

By:	/s/ William Dellal
	Name:	William Dellal
	Title:	CFO

Signature Page to Amendment No. 8 to Amended and Restated Master Repurchase Agreement